SUB-ITEM 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                      AIM PLACECITYSUMMIT INVESTORS PLANS I

A Special Meeting of Shareholders of AIM Summit Investors Plans I, was held on November 30, 2006. The meeting was held for the following purpose:


(1) Approve the dissolution of AIM Summit Investors Plans I to allow planholders to become direct shareholders of Class P shares of AIM Summit Fund.

The results of the voting on the above matter were as follows:

                                                 Votes         Withheld/
Matter                           Votes For       Against       Abstentions
------                           ---------     -------         -----------


(1)    Approve the dissolution
       of AIM Summit Investors
       Plans I ("Plans I") to
       allow planholders to
       become direct shareholders
       of Class P Shares of
       AIM Summit Fund
       (the "Fund")............153,165,792    12,236,499        2,941,224

For a more detailed discussion on the Reorganization, please refer to the proxy statement that was filed on October 10, 2006 with the SEC under Accession number 0000950129-06-008922.